UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2014

CHRYSLER GROUP LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-54282	27-0187394
(Commission File Number)	(IRS Employer Identification No.)

1000 Chrysler Drive, Auburn Hills, Michigan	48326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 512-2950

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 1, 2014, Chrysler Group LLC announced U.S. retail sales of Chrysler Group vehicles in April 2014, as set forth in the table below. Chrysler Group reported finishing the month of April 2014 with a 74 days supply of inventory (505,965 units). U.S. industry sales figures for April 2014 were internally projected at an estimated 16.3 million units Seasonally Adjusted Annual Rate (SAAR).

Chrysler Group LLC U.S. Sales Summary Through April 2014

	Month Sales		Vol %	Sales CYTD		Vol %
Model	Curr Yr	Pr Yr	Change	Curr Yr	Pr Yr	Change
500	3,041	3,899	-22%	11,514	13,511	-15%
500L	1,257	0	NEW	4,209	0	NEW
FIAT BRAND	4,298	3,899	10%	15,723	13,511	16%

200	4,204	12,492	-66%	34,693	49,377	-30%
300	4,795	4,120	16%	17,795	20,154	-12%
Town & Country	12,968	11,224	16%	41,962	37,989	10%
CHRYSLER BRAND	21,967	27,836	-21%	94,450	107,520	-12%

Compass	5,367	4,465	20%	19,124	16,468	16%
Patriot	8,339	5,792	44%	28,813	24,789	16%
Wrangler	15,389	13,445	14%	50,063	45,291	11%
Liberty	0	721	-100%	0	5,693	-100%
Grand Cherokee	15,652	15,003	4%	56,490	48,136	17%
Cherokee	15,007	0	NEW	51,103	0	NEW
JEEP BRAND	59,754	39,426	52%	205,593	140,377	46%

Caliber	0	0		0	45	-100%
Dart	6,024	8,099	-26%	22,098	31,064	-29%
Avenger	7,324	10,698	-32%	29,064	42,745	-32%
Charger	8,090	7,801	4%	33,046	33,899	-3%
Challenger	5,122	4,804	7%	16,156	19,344	-16%
Viper	97	60	NEW	255	64	NEW
Journey	7,846	6,782	16%	30,870	29,774	4%
Caravan	13,352	9,783	36%	45,377	36,273	25%
Durango	5,608	5,386	4%	21,821	18,956	15%
DODGE BRAND	53,463	53,413	0%	198,687	212,164	-6%

Ram P/U	36,674	31,409	17%	133,580	109,003	23%
Cargo Van	1,263	715	77%	3,040	2,475	23%
ProMaster Van	1,233	0	NEW	3,543	0	NEW
RAM BRAND	39,170	32,124	22%	140,163	111,478	26%

TOTAL CHRYSLER GROUP LLC	178,652	156,698	14%	654,616	585,050	12%
TOTAL CAR	38,697	51,973	-26%	164,621	210,203	-22%
TOTAL TRUCK	139,955	104,725	34%	489,995	374,847	31%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2014

CHRYSLER GROUP LLC (Registrant)

/s/ Reid Bigland
Reid Bigland
Senior Vice President